Exhibit 99.1

PhaseBio Reports Second Quarter 2019 Financial Results and Recent Corporate Progress

Reported positive preliminary results from Phase 2a trial of PB2452

Received FDA Breakthrough Therapy designation for PB2452

Completed underwritten public offering of common stock that raised $46.3 million in net proceeds

Malvern, PA and San Diego, CA, August 13, 2019 — PhaseBio Pharmaceuticals, Inc. (Nasdaq: PHAS), a clinical-stage biopharmaceutical company focused on the development and commercialization of novel therapies for orphan diseases, today reported financial results for the second quarter ended June 30, 2019 and provided a corporate update.

“The second quarter of 2019 marked an important period in the evolution of PhaseBio, punctuated by the successful accomplishment of several critical milestones,” said Jonathan P. Mow, Chief Executive Officer of PhaseBio. “We reported positive preliminary results from our Phase 2a trial of PB2452 for the reversal of the antiplatelet activity of ticagrelor in older and elderly subjects also taking aspirin, which resembles the patient population most likely to be treated with ticagrelor and potentially benefit from PB2452, if approved. We also received Breakthrough Therapy designation for PB2452 and completed an upsized and oversubscribed underwritten public offering of our common stock, which generated net proceeds of $46.3 million. Our achievement in the second quarter of key regulatory and development milestones, coupled with an infusion of capital has positioned us well to continue advancing our lead program, PB2452, while building the infrastructure necessary to execute a successful commercial launch, if approved, and ensure broad availability of this potentially life-saving therapy.”

Second Quarter and Recent Corporate Progress

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Reported positive preliminary PB2452 Phase 2a results: In June 2019, PhaseBio announced positive preliminary results from the Phase 2a trial of PB2452 for the reversal of the antiplatelet activity of ticagrelor in older and elderly subjects. This is the first trial of PB2452 to include older (ages 50-64) and elderly (ages 65-80) subjects on dual antiplatelet therapy of ticagrelor and low-dose aspirin. Subjects in the trial resemble the patient population most likely to be treated with ticagrelor and potentially to benefit from PB2452, if approved. In the trial, statistically significant reversal of ticagrelor was achieved within 5 minutes of initiation of PB2452 infusion and sustained for over 20 hours. Platelet function was normalized by 15 minutes following initiation of PB2452 infusion and remained in the normal range for over 20 hours. In these subjects, PB2452 was generally well tolerated, with only minor adverse events reported.

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Completed underwritten public offering of common stock: In April 2019, PhaseBio closed an underwritten public offering of 4.1 million shares of its common stock at a price to the public of $12.00 per share, including shares sold pursuant to the full exercise of the underwriters’ option to purchase additional shares. PhaseBio received $46.3 million in net proceeds, after deducting underwriting discounts and commissions and offering expenses.

•	Received Breakthrough Therapy designation for PB2452: In April 2019, PhaseBio announced that the U.S. Food and Drug Administration (“FDA”) granted Breakthrough

Therapy designation for PB2452. The Breakthrough Therapy designation for PB2452 was supported by Phase 1 trial results in which PhaseBio observed that PB2452 achieved immediate and sustained reversal of the antiplatelet activity of ticagrelor. Breakthrough Therapy designation is designed to expedite the development and review of promising new drugs for serious or life-threatening conditions when preliminary clinical evidence indicates that the drug may demonstrate substantial improvement over existing therapies on one or more clinically significant endpoints.

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PB1023 licensing deal: In April 2019, PhaseBio announced it licensed to ImmunoForge, Co. Ltd. (“ImmunoForge”) the global rights for PB1023, a long-acting, ELP-based GLP-1 agonist. Under the terms of the agreement, PhaseBio granted ImmunoForge an exclusive, worldwide license, with rights to sublicense, to PB1023 for the development and commercialization of treatments for all diseases except diabetes, obesity and non-alcoholic steatohepatitis. PhaseBio received an upfront payment upon execution of the agreement and is eligible to receive development milestone payments and mid-single digit royalty payments on net sales of products, including sales by sublicensees.

Upcoming Milestones

•	Complete Phase 2a trial of PB2452 in the fourth quarter of 2019.

•	Initiate Phase 2b trial of PB2452 in the fourth quarter of 2019.

•	Initiate Phase 3 trial of PB2452 in 2020.

Second Quarter 2019 Financial Results

Cash Position

Cash and cash equivalents at June 30, 2019 were $90.3 million, compared to $61.0 million at December 31, 2018. The increase primarily reflects proceeds from the underwritten public offering of common stock completed in April, partially offset by cash used in operating activities.

Results of Operations

Three Months Ended June 30, 2019

PhaseBio reported a net loss of $9.2 million for the three months ended June 30, 2019, compared with a net loss of $6.7 million for the same period in 2018. This resulted in a net loss of $0.33 per share for the three months ended June 30, 2019, compared to a net loss of $8.95 per share for the corresponding period in 2018, on both a basic and diluted basis.

Grant revenue was $0.2 million for the three months ended June 30, 2019, as PhaseBio incurred allowable costs qualifying for reimbursement under the government grants. PhaseBio did not record any grant revenue for the three months ended June 30, 2018.

Revenue under collaborative agreements was $0.5 million for the three months ended June 30, 2019 and related to the agreement with ImmunoForge. PhaseBio did not record any revenue under collaborative agreements for the three months ended June 30, 2018.

Research and development expense increased to $7.8 million for the three months ended June 30, 2019, as compared to $3.2 million for the three months ended June 30, 2018, reflecting increased costs associated with preclinical and clinical development activities largely related to PB2452 and increased personnel costs.

General and administrative expense increased to $2.4 million for the three months ended June 30, 2019, compared to $0.9 million for the three months ended June 30, 2018, primarily attributable to increases in professional services including legal, marketing and other consulting services, personnel expense due to additional headcount and expenses associated with being a public company.

About PhaseBio

PhaseBio Pharmaceuticals, Inc. is a clinical-stage biopharmaceutical company focused on the development and commercialization of novel therapies to treat orphan diseases, with an initial focus on cardiopulmonary disorders. The company’s lead development candidate is PB2452, a novel reversal agent for the antiplatelet therapy ticagrelor. PhaseBio is also leveraging its proprietary elastin-like polypeptide (“ELP”) technology platform to develop therapies with the potential for less-frequent dosing and improved pharmacokinetics. PhaseBio’s second product candidate PB1046, which is based on ELP, is a once-weekly vasoactive intestinal peptide receptor agonist for the treatment of pulmonary arterial hypertension.

PhaseBio is located in Malvern, PA and San Diego, CA. For more information, please visit www.phasebio.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “expects,” “intends,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements.

Forward-looking statements include statements concerning or implying the conduct or timing of our clinical trials and our research, development and regulatory plans for PB2452, PB1046 and our ELP research programs. Forward-looking statements are based on management's current expectations and are subject to various risks and uncertainties that could cause actual results to differ materially and adversely from those expressed or implied by such forward-looking statements. Accordingly, these forward-looking statements do not constitute guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements.

Risks regarding our business are described in detail in our Securities and Exchange Commission filings, including in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019. These forward-looking statements speak only as of the date thereof, and PhaseBio Pharmaceuticals, Inc. disclaims any obligation to update these statements except as may be required by law.

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Investor Contact:

John Sharp

PhaseBio Pharmaceuticals, Inc.

Chief Financial Officer

(610) 981-6506

john.sharp@phasebio.com

Media Contact:

Gina Cestari

6 Degrees

(917) 797-7904

gcestari@6degreespr.com

PhaseBio Pharmaceuticals, Inc.

Condensed Balance Sheets

(in thousands)

(unaudited)

	June 30, 2019	December 31, 2018
Assets:
Cash and cash equivalents	$90,342	$61,031
Other receivable, prepaid expenses and other current assets	4,555	1,597
Property and equipment, net	677	355
Operating lease right-of-use assets	1,832	—
Other non-current assets	32	43
Total assets	$97,438	$63,026

Liabilities and stockholders' equity:
Current portion of long-term debt	$1,265	$—
Accounts payable, accrued expenses and other current liabilities	4,481	4,577
Long-term debt	8,429	7,500
Operating lease liabilities	1,598	—
Other long-term liabilities	56	—
Deferred rent	—	22
Stockholders’ equity	81,609	50,927
Total liabilities and stockholders' equity	$97,438	$63,026

PhaseBio Pharmaceuticals, Inc.

Condensed Statements of Operations

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

Revenue:
Grant revenue	$203	$—	$856	$—
Revenue under collaborative agreement	500	—	500	—
Total revenue	703	—	1,356	—
Operating expenses:
Research and development	7,781	3,190	13,502	5,425
General and administrative	2,404	917	4,720	1,560
Total operating expenses	10,185	4,107	18,222	6,985
Loss from operations	(9,482)	(4,107)	(16,866)	(6,985)
Other income (expense)	250	(2,567)	341	(4,092)
Net loss	$(9,232)	$(6,674)	$(16,525)	$(11,077)

Net loss per common share, basic and diluted	$(0.33)	$(8.95)	$(0.63)	$(14.85)

Weighted average common shares outstanding, basic and diluted	27,932,610	745,812	26,224,986	745,812